Exhibit 10.1

INDEMNIFICATION AND ADVANCEMENT AGREEMENT

This Indemnification and Advancement Agreement (“Agreement”) is made as of July , 2026 (the “Effective Date”) by and between Lyntris Inc., a Delaware corporation (the “Company”), and (“Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering indemnification and advancement of expenses.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Company’s Bylaws and Certificate of Incorporation require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). The Bylaws, the Certificate of Incorporation, and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors, officers, and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to, and in furtherance of, the Bylaws, the Certificate of Incorporation and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy, and is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Bylaws, the Certificate of Incorporation, and available insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as a director or officer without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that Indemnitee be so indemnified and be advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1. Services to the Company. Indemnitee agrees to serve or continue to serve as a director or officer of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

Section 2. Definitions. As used in this Agreement:

(a) “Agent” means any person who is authorized by the Company, a Sponsor Entity or an Enterprise to act for or represent the interests of the Company, a Sponsor Entity or an Enterprise, respectively.

(b) A “Change in Control” occurs upon the earliest to occur after the date of this Agreement of any of the following events:

i. Acquisition of Stock by Third Party. Any Person (as defined below) or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes, without prior approval of the Board, the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person or group results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

ii. Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv) of this Agreement) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

iii. Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

iv. Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (whether in a single transaction or series of related transactions); and

v. Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

vi. For purposes of this Section 2(b), the following terms have the following meanings:

1

“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2

“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the stockholders of the Company approving a merger of the Company with another entity.

(c) “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, or Agent of the Company or an Enterprise.

(d) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(g) “Expenses” includes all direct and indirect costs (including all attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended, and all other disbursements, obligations, or expenses) reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, the Company’s Bylaws or Certificate of Incorporation, applicable law or otherwise, by litigation or otherwise. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee in connection with any Proceeding.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years prior to its selection or appointment has been, retained to represent: (i) the Company, Indemnitee, or a Sponsor Entity in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.

(i) “Liabilities” means any losses or liabilities, including any judgments, fines, excise taxes, penalties, and amounts paid in settlement, arising out of or in connection with any Proceeding (including all interest, assessments, and other charges paid or payable in connection with or in respect of any such judgments, fines, excise taxes, penalties, and amounts paid in settlement).

(j) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative, legislative, regulatory, or investigative (formal or informal) nature, including any appeal therefrom, and whether instituted by or on behalf of the Company or any other party, in which Indemnitee or a Sponsor Entity was, is, or will be involved as a party, potential party, non-party witness, or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to, or culminate in, the institution of a Proceeding.

(k) “Sponsor Entities” means Trive Capital Management LLC and its subsidiaries, affiliates, and related entities.

(l) For purposes of this Agreement:

i. References to “Company” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee, or Agent of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or Agent of another corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

ii. Reference to “including” shall mean “including, without limitation,” regardless of whether the words “without limitation” actually appear.

Section 3. Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities in accordance with the provisions of this Section 3 to the fullest extent permitted by applicable law, in either case actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding (other than a Proceeding by or in the right of the Company to procure a judgment in its favor) or any claim, issue, or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The Company’s indemnification obligations set forth in this Section 3 and Section 4 shall apply (i) in respect of Indemnitee’s past, present and future service in any Corporate Status, and (ii) regardless of whether Indemnitee is serving in any Corporate Status at the time any such Expense or Liability is incurred. For purposes of this Agreement, the meaning of the phrase “to the fullest extent permitted by applicable law” shall include (i) to the fullest extent permitted by any provision of the DGCL, or the corresponding provision of any successor statute, and (ii) to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increases the extent to which a corporation may indemnify its officers, directors, employees and Agents.

Section 4. Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee and hold Indemnitee harmless from and against any and all Expenses and Liabilities in accordance with the provisions of this Section 4 to the fullest extent permitted by applicable law, in either case actually and reasonably incurred by Indemnitee or on

Indemnitee’s behalf in connection with any Proceeding by or in the right of the Company to procure a judgment in its favor or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue, or matter in a Proceeding for which Indemnitee has been finally adjudged by a court to be liable to the Company, unless, and only to the extent that, the Court of Chancery of the state of Delaware (the “Delaware Court”) or any court in which the Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses.

Section 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues, or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For purposes of this Section 5 and without limitation, the termination of any claim, issue, or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue, or matter.

Section 6. Indemnification for Expenses of a Witness. To the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate or provide information.

Section 7. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8. Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5 of this Agreement, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law (including but not limited to, the DGCL and any amendments to or replacements of the DGCL adopted after the date of this Agreement that expand the Company’s ability to indemnify its officers, directors, employees or Agents) if Indemnitee is a party to, or threatened to be made a party to, any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

Section 9. Limitation on Liability of Officers in Derivative Proceedings.

Notwithstanding any other provision of this Agreement, the Company acknowledges that, pursuant to Section 102(b)(7) of the DGCL (as amended effective August 1, 2022), the Company’s Certificate of Incorporation eliminates or limits the personal liability of officers (as defined in Section 102(b)(7) of the DGCL) for monetary damages for breach of fiduciary duty as an officer; provided, however, that such elimination or limitation of liability does not apply to (i) any breach of the officer’s duty of loyalty to the Company or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any transaction from which the officer derived an improper personal benefit. For the avoidance of doubt, such exculpation does not apply to any action by or in the right of the Company. Nothing in this Section shall limit or otherwise affect the Company’s obligations to indemnify or advance Expenses to Indemnitee under this Agreement.

Section 10. Exclusions. Notwithstanding any provision in this Agreement, the Company is not obligated under this Agreement to indemnify Indemnitee for:

(a) any amount actually paid to Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 15(b) of this Agreement and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;

(b) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(c) reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act);

(d) reimbursement of the Company by Indemnitee of any compensation repaid to the Company pursuant to (i) any compensation recoupment or clawback policy that was adopted prior to the Effective Date by the Board or the compensation committee of the Board, or (ii) any portion of a compensation recoupment or clawback policy that is adopted after the Effective Date by the Board or the compensation committee of the Board specifically to comply with applicable laws, regulations, or stock exchange listing requirements (with the limitation pursuant to this Section 9(d)(ii) limited to compensation amounts repaid pursuant only to those provisions of such policy that are required to be adopted by such applicable laws, regulations, or requirements); or

(e) any Proceeding initiated by Indemnitee (other than any cross-claim or counterclaim asserted by the Indemnitee that is indemnifiable under applicable law and is related to a Proceeding not initiated by Indemnitee), including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 14 of this Agreement, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

Section 11. Advances of Expenses.

(a) The Company will advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with: (i) any Proceeding (or any part of any Proceeding) not initiated by Indemnitee, including any cross-claim or counterclaim asserted by the Indemnitee that is indemnifiable under applicable law and is related to a Proceeding not initiated by Indemnitee; or (ii) any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (1) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement of Expenses, including a proceeding initiated pursuant to Section 14 of this Agreement, or (2) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation.

(b) The Company will advance any such Expenses within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Indemnitee will not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege.

(c) Advances will be unsecured and interest free. Indemnitee hereby undertakes to repay any amounts so advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. No other form of undertaking is required other than the execution of this Agreement. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

Section 12. Procedure for Notification of Claim for Indemnification or Advancement.

(a) Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably requested by the Company and available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement or otherwise, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

Section 13. Procedure Upon Application for Indemnification.

(a) Where there has been a written request for indemnification pursuant to Section 10(a), unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant Proceeding:

i. by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

ii. by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board; or

iii. if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board.

(b) If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made as soon as is reasonably practicable (but in any event not later than 60 days) after final disposition of the relevant Proceeding by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board).

(c) The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 12 will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) of this Agreement and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to such selection has not been resolved, either the Company or Indemnitee may petition the Delaware Court for resolution of any objection made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) Indemnitee will reasonably cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e) If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within ten (10) days after such determination.

Section 14. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification under this Agreement, the person, persons, or entity making such determination will, to the fullest extent not prohibited by law, presume Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company will, to the fullest extent not prohibited by law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper under the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the determination of the Indemnitee’s entitlement to indemnification has not been made pursuant to Section 12 of this Agreement within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) of this Agreement and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by law, be deemed to have been made and Indemnitee will be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on (i) the records or books of account of the Company, its subsidiaries, a Sponsor Entity or an Enterprise, including financial statements, (ii) information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, a Sponsor Entity or an Enterprise in the course of their duties, (iii) the advice of legal counsel for the Company, its subsidiaries, a Sponsor Entity or an Enterprise or (iv) information or records given or reports made to the Company, a Sponsor Entity or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, a Sponsor Entity or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 13(d) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other person affiliated with the Company, a Sponsor Entity or an Enterprise (including, but not limited to, a director, officer, trustee, partner, managing member, Agent or employee) may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.

Section 15. Remedies of Indemnitee.

(a) Indemnitee may commence litigation against the Company in the Delaware Court to obtain indemnification or advancement of Expenses provided by this Agreement in the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company does not timely advance Expenses pursuant to Section 10 of this Agreement, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 of this Agreement within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 5 or 6 or the second to last sentence of Section 12(d) of this Agreement within thirty (30) days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Agreement within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, (vi) a contribution payment is not made in a timely manner pursuant to Section 23, or (vii) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. The Company will not oppose Indemnitee’s right to seek any such adjudication.

(b) If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 14 will be conducted in all respects as a de novo trial on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not introduce evidence of the determination made pursuant to Section 12 of this Agreement. If Indemnitee commences a judicial proceeding pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to this Agreement until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) If a determination is made pursuant to Section 12 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 14 unless (i) Indemnitee made a misstatement of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with Indemnitees’ request for indemnification, or (ii) the Company is prohibited from indemnifying Indemnitee under applicable law.

(d) The Company is, to the fullest extent not prohibited by law, precluded from asserting in any judicial proceeding commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding, or enforceable and will stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e) It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement, or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee under this Agreement. The Company, to the fullest extent permitted by law, will (within thirty (30) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with a Proceeding concerning this Agreement, Indemnitee’s other rights to indemnification or advancement of Expenses from the Company, or otherwise for the enforcement, interpretation or defense of Indemnitee’s rights under this Agreement or any other agreement with the Company or the Company’s Bylaws or Certificate of Incorporation now or hereinafter in effect, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court determines that the Company is prohibited by law from indemnifying Indemnitee for such Expenses.

Section 16. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The indemnification, contribution and advancement of Expenses provided by this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the Bylaws, any agreement, a vote of stockholders, a resolution of the board of directors, or otherwise. The indemnification, contribution and advancement of Expenses provided by this Agreement may not be limited or restricted by any amendment, alteration or repeal of this Agreement in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Agreement. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater contribution, indemnification or advancement of Expenses than would be afforded currently under the Bylaws, the Certificate of Incorporation, or this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities). The relationship between the Company and such other Persons, other than an Enterprise, with respect to Indemnitee’s rights to indemnification, advancement of Expenses, and insurance is described by this subsection, subject to the provisions of subsection (c) of this Section 15 with respect to a Proceeding concerning Indemnitee’s Corporate Status with an Enterprise.

i. The Company hereby acknowledges and agrees:

1) the Company’s obligations to Indemnitee are primary and any obligation of any other Persons, other than an Enterprise, are secondary (i.e., the Company is the indemnitor of first resort) with respect to any request for indemnification or advancement of Expenses made pursuant to this Agreement concerning any Proceeding;

2) the Company is primarily liable for all indemnification or advancement of Expenses obligations for any Proceeding, whether created by law, the Bylaws, the Certificate of Incorporation, contract (including this Agreement) or otherwise;

3) any obligation of any other Persons with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the Company’s obligations;

4) the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated (including, any Sponsor Entities) or an insurer of any such Person; and

ii. The Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Agreement and (B) any right to participate in any claim or remedy of Indemnitee against any Person (including, without limitation, any Sponsor Entities), whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Person (including, without limitation, any Sponsor Entities), directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

iii. In the event any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Agreement. In no event will payment by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance Expenses to any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities).

iv. Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated (including, without limitation, any Sponsor Entities) is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

v. The Company will indemnify and advance expense incurred by a Sponsor Entity that is or is threatened to be made a party to or a participant in any Proceeding to the same extent as Indemnitee. The Company and Indemnitee agree that each Sponsor Entity is an express third-party beneficiary of the terms of this Section 15.

vi. The Company shall obtain and maintain a policy or policies of insurance with reputable insurance companies providing liability insurance for directors and officers of the Company in their capacities as such (and for any capacity in which any director or officer of the Company serves any other Enterprise at the request of the Company), in respect of acts or omissions occurring while serving in such capacity. If, at the time of the receipt of a notice of a claim pursuant to this Agreement, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies; provided that the failure or refusal of any such insurer to pay any such amount shall not affect or impair the obligations of the Company under this Agreement. Indemnitee agrees to assist the Company’s efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required, provided that any Expenses incurred by Indemnitee in connection therewith shall constitute Expenses for purposes of Section 14(e). Upon request by the Indemnitee, the Company will provide to the Indemnitee copies of all such policies maintained by the Company.

(c) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to, or arising from, Indemnitee’s Corporate Status with such Enterprise, provided that any Expenses incurred by Indemnitee in connection therewith shall constitute Expenses for purposes of Section 13(e).

(d) In the event of any payment made by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or its insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 17. Duration of Agreement. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Agreement (i) are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), (ii) continue as to an Indemnitee who has ceased to be a director, officer, employee or Agent of the Company or of any Enterprise, and (iii) inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 18. Severability. If any provision or provisions of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and will remain enforceable to the fullest extent permitted by law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

Section 19. Interpretation. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification and advancement of Expenses in excess of that expressly provided, without limitation, by the Certificate of Incorporation, the Bylaws, vote of the Company’s stockholders or disinterested directors, or applicable law.

Section 20. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer, employee, or Agent of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving or continuing to serve as director, officer, employee, or Agent of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, any directors’ and officers’ insurance maintained by the Company, and applicable law, is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder.

Section 21. Modification and Waiver. No supplement, modification or amendment of this Agreement is binding unless executed in writing by the parties hereto. The observance of any term of this Agreement may be waived by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless expressly provided herein, no delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision of this Agreement nor will any waiver constitute a continuing waiver.

Section 22. Notice by Indemnitee. Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 23. Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral or written (e-mail being sufficient) confirmation that such communication has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.

(b) If to the Company to:

Lyntris Inc.

3130 Fairview Park Dr., Suite 230

Falls Church, VA 22042

Attention: General Counsel

or to any other address as may have been furnished to Indemnitee by the Company.

Section 24. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (b) the relative fault of the Company (and its directors, officers, employees and Agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 25. Applicable Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action, claim, or proceeding between the parties arising out of or in connection with this Agreement may be brought only in the Delaware Court and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action, claim, or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action, claim, or proceeding in the Delaware Court, and (d) waive, and agree not to plead or to make, any claim that any such action, claim, or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 26. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 27. Headings. The headings of this Agreement are inserted for convenience only and do not constitute part of this Agreement or affect the construction thereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY	INDEMNITEE

By:
Name:	Name:
Office:

Address: